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                                                                   EXHIBIT 12.01

                    EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                              (DOLLARS IN MILLIONS)

                                                                                    FIRST QUARTER
                                                                                   1997       1996

Earnings before provision for income taxes                                      $    114  $     178
Add:
  Interest expense, net                                                               19         15
  Rental expense (1)                                                                   5          5
  Amortization of capitalized interest                                                 3          4
                                                                                --------  ---------

Earnings as adjusted                                                            $    141  $     202
                                                                                ========  =========

Fixed charges:
  Interest expense, net                                                         $     19  $      15
  Rental expense (1)                                                                   5          5
  Capitalized interest                                                                10          6
                                                                                --------  ---------

Total fixed charges                                                             $     34  $      26
                                                                                ========  =========

Ratio of earnings to fixed charges                                                   4.1x       7.8x
                                                                                ========  =========


----------------------
(1) For all periods presented, interest component of rental expense is estimated to equal one-third of such expense.





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